UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 6, 2005
Pioneer Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31230 (Commission File Number)	06-1215192 (IRS Employer Identification No.)

700 Louisiana, Suite 4300, Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (713) 570-3200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     Effective as of March 31, 2006, Pioneer Americas LLC (“PALLC”), the U.S. operating subsidiary of the registrant, entered into a Second Assignment and Second Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions (the “Second Amendment”) with Century Steel, Inc. (“Century Steel”) and Century Properties Henderson 18 LLC (“Assignee”). The Second Amendment further amends the Agreement of Purchase and Sale and Joint Escrow Instructions (the “Purchase Agreement”) originally entered into by PALLC and Marnell Properties, LLC (“Marnell”) which Purchase Agreement was previously amended effective as of October 31, 2005 to, among other things, assign Marnell’s rights under the Purchase Agreement to Century Steel and to extend the closing to March 31, 2006. The Second Amendment effects the further assignment of Century Steel’s rights under the Purchase Agreement to Assignee and further amends the Purchase Agreement to extend the closing until June 30, 2006.
     A copy of the Second Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits.

Exhibit Number	Description
10.1	Second Assignment and Second Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER COMPANIES, INC.
By:	/s/ Gary Pittman
Gary Pittman,
Vice President, Chief Financial Officer and Treasurer

Dated: April 7, 2005

EXHIBIT INDEX

Exhibit Number	Description
10.1	Second Assignment and Second Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions.